Exhibit 99.1

Press Release Release date: August 1, 2025

Uniti Completes Merger with Windstream

Intends to Combine Uniti and Windstream Debt Silos Shortly After Merger Closing

LITTLE ROCK, Ark. – Uniti Group Inc. (“Uniti” or the “Company”) (Nasdaq: UNIT) announced today that it has successfully completed the previously announced merger of legacy Uniti Group Inc. (now known as Uniti Group LLC, “Legacy Uniti”) with New Windstream Merger Sub, LLC, and the merger of New Windstream, LLC (together with its subsidiaries, “Windstream”) with and into Windstream Parent, Inc. (such series of transactions, the “Merger”). As a result of the Merger, both Legacy Uniti and Windstream have become indirect, wholly owned subsidiaries of Uniti. As of August 4, 2025, Uniti’s common stock will be listed on the Nasdaq Global Select Market under the symbol “UNIT”.

Upon the closing of the Merger, Legacy Uniti stockholders received 0.6029 shares of Uniti common stock per share of Legacy Uniti common stock held at the closing of the Merger, which resulted in Legacy Uniti stockholders collectively holding approximately 62% of the outstanding common stock of the combined company. In addition, the right to convert each $1,000 principal amount of Uniti’s 7.50% convertible senior notes due 2027 into 137.1742 shares of Legacy Uniti common stock was changed to a right to convert such principal amount of such notes into 82.7023 shares of Uniti common stock.

With the Merger complete, Uniti now intends to complete the necessary steps to combine the Legacy Uniti indebtedness and legacy Windstream indebtedness under a single organizational silo, which it expects to complete on or around August 4, 2025.

ABOUT UNITI

Uniti (NASDAQ: UNIT) is a premier insurgent fiber provider dedicated to enabling mission-critical connectivity across the United States. We build, operate, and deliver fast and reliable communications services, empowering more than a million consumers and businesses in the digital economy. Our broad portfolio of services is offered through a suite of brands: Uniti Wholesale, Kinetic, Uniti Fiber, and Uniti Solutions. Visit us online at www.uniti.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions with respect to the future and Uniti management’s current expectations, involve certain risks and uncertainties, and are not guarantees. These forward-looking statements include, but are not limited to, statements regarding the combination of senior indebtedness of Legacy Uniti and Windstream. The words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would,” “predicts” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Uniti may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place undue reliance on the forward-looking statements. Future results may differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that Uniti makes. These forward-looking statements involve risks and uncertainties, known and unknown, that could cause events and results to differ materially from those in the forward-looking statements, including, without limitation: unanticipated difficulties or expenditures relating to the Merger; competition and overbuilding in consumer service areas and general competition in business markets; risks related to Uniti’s indebtedness, which could reduce funds available for business purposes and operational flexibility; rapid changes in technology, which could affect its ability to compete; risks relating to information technology system failures, network disruptions, and failure to protect, loss of, or unauthorized access to, or release of, data; risks related to various forms of regulation from the Federal Communications Commission, state regulatory commissions and other government entities and effects of unfavorable legal proceedings, government investigations, and complex and changing laws; risks inherent in the communications industry and associated with general economic conditions; and additional risks set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company and its predecessors’ most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings with the U.S. Securities and Exchange Commission as well as the Company’s predecessor’s registration statement on Form S-4 dated February 12, 2025. The discussion of such risks is not an indication that any such risks have occurred at the time of this filing. Uniti does not assume any obligation to update any forward-looking statements.

INVESTOR AND MEDIA CONTACTS:

Paul Bullington, 251-662-1512

Senior Executive Vice President, Chief Financial Officer & Treasurer

paul.bullington@uniti.com

Bill DiTullio, 501-850-0872

Senior Vice President, Investor Relations & Treasury

bill.ditullio@uniti.com